EXHIBIT 3.3

AMENDED AND RESTATED BYLAWS

OF

MOLINA HEALTHCARE, INC.,
a California corporation

Effective August 6, 2002

ARTICLE I

Applicability

Section 1. Applicability of Bylaws.

Except as otherwise provided by statute or its Articles of Incorporation, these Amended and Restated Bylaws (these “Bylaws”) govern the management of the business and the conduct of the affairs of the Corporation.

ARTICLE II

Offices

Section 1. Principal Executive Office.

The Board of Directors shall fix the location of the principal executive office of the Corporation within or outside the State of California. If the principal executive office is located outside the State of California, and the Corporation has one or more business offices within California, the Board of Directors shall fix and designate a principal business office within the State of California.

Section 2. Other Offices.

The Board of Directors may establish other offices at any place or places within or without the State of California.

Section 3. Change in Location or Number of Offices.

The Board of Directors may change any office from one location to another or eliminate any office or offices.

ARTICLE III

Meetings of Shareholders

Section 1. Place of Meetings.

Meetings of the shareholders shall be held at any place within or without the State of California designated by the Board of Directors or, in the absence of such designation, at the principal executive office of the Corporation.

Section 2. Annual Meetings.

An annual meeting of the shareholders shall be held following the end of the fiscal year of the Corporation at a date and time designated by the Board of Directors. Directors shall be elected at each annual meeting and any other proper business may be transacted at such annual meeting.

Section 3. Special Meetings.

(a) Special meetings of the shareholders may be called by adoption of an appropriate resolution of a majority of the Board of Directors or upon the request of the Chairman of the Board, the President or the holders of shares entitled to cast not less than 10% of the votes at such meeting.

(b) Any officer or shareholder request for the calling of a special meeting of the shareholders shall (1) be in writing, (2) specify the date, which shall be not less than 35 or more than 60 days after the receipt of the request, and the time thereof, (3) specify the general nature of the business to be transacted at such special meeting and (4) be given either personally or by first-class mail, postage prepaid, or other means of written communication to the Chairman of the Board, President, any vice president or Secretary of the Corporation. The officer receiving a proper request to call a special meeting of the shareholders shall, within 20 days after receipt of such request, cause notice to be given pursuant to the provisions of Section 4 of this Article to the shareholders entitled to vote at such special meeting that a meeting will be held at the date and time specified by the person or persons calling the meeting.

(c) No business may be transacted at a special meeting unless the general nature thereof was stated in the notice of such meeting.

Section 4. Notice of Annual Special or Adjourned Meetings.

(a) Whenever any meeting of the shareholders is to be held, a written notice of such meeting shall be given in the manner described in subdivision (d) of this Section not less than 10 (or, if sent by third-class mail, 30) nor more than 60 days before the date thereof to each shareholder entitled to vote at such meeting. The notice shall state the place, date and hour of the meeting and (1) in the case of a special meeting, the general nature of the business to be transacted or (2) in the case of the annual meeting, those matters which the Board of Directors, at the time of the giving of the notice, intend to present for action by the shareholders including, whenever directors are to be elected at a meeting, the names of nominees intended at the time of giving of the notice to be presented by the Board of Directors for election.

(b) Any proper matter may be presented at an annual meeting for action, except as is provided in subdivision (f) of Section 601 of the Corporations Code of the State of California.

(c) Notice need not be given of an adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken; provided that, if the adjournment is for more than 45 days or if after the adjournment a new record date is provided for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at such adjourned meeting.

(d) Notice of any meeting of the shareholders or any report shall be given either personally or by first-class mail or by other means of written communication, addressed to the shareholder at such shareholder’s address appearing on the books of the Corporation or given by such shareholder to the Corporation for the purpose of notice. If no such address appears or is given, notice shall be deemed to be given if sent to that shareholder by first-class mail to the Corporation’s principal executive office or if published at least once in a newspaper of general circulation in the county in which the principal executive office is located. The notice or report shall be deemed to have been given at the time when delivered personally to the recipient or deposited in the mail or sent by other means of written communication. An affidavit of mailing of any notice or report in accordance with the provisions of these Bylaws or the General Corporation Law of the State of California, executed by the Secretary, assistant secretary or any transfer agent of the Corporation, shall be prima facie evidence of the giving of the notice or report.

(e) If any notice or report addressed to the shareholder at such shareholder’s address appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon such shareholder’s written demand at the Corporation’s principal executive office for a period of one year from the date of the giving of the notice to all other shareholders.

Section 5. Record Date.

(a) The Board of Directors may fix a time in the future as a record date for the determination of the shareholders (1) entitled to notice of any meeting or to vote at such meeting, (2) entitled to receive payment of any dividend or other distribution or allotment of any rights or (3) entitled to exercise any rights in respect of any other lawful action. The record date so fixed shall be not more than 60 nor less than 10 days prior to the date of any meeting of the shareholders nor more than 60 days prior to any other action.

(b) In the event no record date is fixed:

(1) The record date for determining the shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if the notice is waived, at the close of business on the business day next preceding the day on which the meeting is held;

(2) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board of Directors has been taken, shall be the day on which the first written consent is given;

(3) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later.

(c) Only shareholders of record on the close of business on the record date are entitled to notice of and to vote at the relevant meeting of shareholders, or to receive a dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date.

(d) A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, but the Board shall fix a new record date if the meeting is adjourned for more than 45 days from the date set for the original meeting.

Section 6. Quorum.

(a) A majority of the shares entitled to vote at a meeting of the shareholders, represented in person or by proxy, shall constitute a quorum for the transaction of business at such meeting.

(b) Except as provided in Section 6(c) below, the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number is required by law or the Articles of Incorporation.

(c) The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, provided that any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

(d) For the purposes of these Bylaws, a shareholder shall be considered present at a shareholder meeting when the shareholder is physically in attendance at the shareholder meeting or attends by electronic means (e.g. phone, video conference) that permits at least voice identification of the shareholder.

Section 7. Adjournment.

Any meeting of the shareholders may be adjourned from time to time whether or not a quorum is present by the vote of a majority of the shares represented at such meeting either in person or by proxy. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.

Section 8. Validation of Defectively Called, Noticed or Held Meetings.

(a) The actions taken at any meeting of the shareholders, however called and noticed, and wherever held, are as valid as though taken at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote at such meeting and not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

(b) Attendance of a person at a meeting shall constitute a waiver of notice of that meeting, except (1) when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and (2) that attendance at a meeting is not a waiver of any right to object to the consideration of any matter required by the General Corporation Law of the State of California to be included in the notice but not so included, if that objection is expressly made at the meeting.

(c) Any written waiver of notice shall comply with subdivision (f) of Section 601 of the Corporations Code of the State of California.

Section 9. Voting for Election of Directors.

(a) Every shareholder complying with subdivision (b) of this section and entitled to vote at any election of directors may cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such shareholder’s shares are normally entitled, or distribute such shareholder’s votes on the same principle among as many candidates as such shareholder thinks fit.

(b) No shareholder shall be entitled to cumulate such shareholder’s votes (i.e., cast for any candidate a number of votes greater than the number of votes which such shareholder’s shares are normally entitled to cast) unless the candidate’s or candidates’ names for which such shareholder desires to cumulate such shareholder’s votes have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of such shareholder’s intention to cumulate such shareholder’s votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.

(c) Election for directors may be by voice vote or by ballot unless any shareholder entitled to vote demands election by ballot at the meeting prior to the voting, in which case the vote shall be by ballot.

(d) In any election of directors, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted, up to the number of directors to be elected by such shares, shall be elected as directors; votes against any director and votes withheld shall have no legal effect.

Section 10. Proxies.

(a) Every person entitled to vote shares may authorize another person or persons to act with respect to such shares by a written proxy signed by such shareholder or such shareholder’s attorney-in-fact and filed with the Secretary of the Corporation. A proxy shall be deemed signed if the shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by such shareholder or such shareholder’s attorney-in-fact.

(b) Any duly executed proxy shall continue in full force and effect until the expiration of the term specified therein or upon its earlier revocation by the person executing it prior to the vote pursuant thereto (1) by a writing delivered to the Corporation stating that it is revoked, (2) by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or (3) as to any meeting by attendance at the meeting and voting in person by the person executing the proxy. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. The date contained on the form of proxy shall be deemed to be the date of its execution.

(c) A proxy which states that it is irrevocable is irrevocable for the period specified therein subject to the provisions of subdivisions (e) and (f) of Section 705 of the Corporations Code of the State of California.

Section 11. Inspectors of Election.

(a) In advance of any meeting of the shareholders, the Board of Directors may appoint either any one or three persons (other than nominees for the office of director) as inspectors of election to act at such meeting or any adjournments thereof. If inspectors of election are not so appointed, or if any person so appointed fails to appear or refuses to act, the Chairman of any such meeting may, and on the request of any shareholder or such shareholder’s proxy shall, appoint inspectors of elections (or persons to replace those who so fail or refuse to act) at the meeting. If appointed at a meeting on the request of one or more shareholders or the proxies thereof, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed.

(b) The duties of inspectors of election and the manner of performance thereof shall be as prescribed in Section 707 of the Corporations Code of the State of California.

Section 12. Action by Written Consent.

(a) Subject to subdivisions (b) and (c) of this section, any action which may be taken at any annual or special meeting of the shareholders may be taken without a meeting, without a vote and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes which would have been necessary to authorize or take such action at a meeting in which all shares entitled to vote thereon were present and voted. All such consents shall be filed with the Secretary of the Corporation and maintained with the corporate records.

(b) Except for the election of a director by written consent to fill a vacancy (other than a vacancy created by removal), directors may be elected by written consent only by the unanimous written consent of all shares entitled to vote for the election of directors. In the case of an election of a director by written consent to fill a vacancy (other than a vacancy created by removal), any such election requires the consent of a majority of the outstanding shares entitled to vote.

(c) Unless the consents of all shareholders entitled to vote have been solicited in writing, notice of any shareholder approval without a meeting by less than unanimous written consent shall be given as provided in subdivision (b) of Section 603 of the Corporations Code of the State of California.

(d) Any shareholder giving a written consent, or such shareholder’s proxy holders, or a personal representative of the shareholder or their respective proxy holders, may revoke the consent by a writing received by the Corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the Corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the Corporation.

ARTICLE IV

Directors

Section 1. Number and Qualification of Directors.

(a) The authorized number of directors shall be not less than five (5) nor more than nine (9). The exact number of directors shall be fixed from time to time, within the limits specified in this subdivision, by an amendment of subdivision (b) of this Section adopted by the Board of Directors.

(b) The exact number of directors shall be nine (9) until changed as provided in subdivision (a) of this Section.

(c) The maximum or minimum authorized number of directors may only be changed by an amendment of this Section approved by the vote or written consent of a majority of the outstanding shares entitled to vote; provided, however, that in no case shall the stated maximum number of authorized directors exceed two times the stated minimum number of authorized directors minus one; provided, further, that an amendment reducing the minimum number of directors to a number less than five shall not be adopted if the votes cast against its adoption at a meeting (or the shares not consenting in the case of action by written consent) exceed 16-2/3% of the outstanding shares entitled to vote.

Section 2. Election of Directors.

Directors shall be elected at each annual meeting of the shareholders.

Section 3. Term of Office.

Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which he is elected and until a successor has been elected.

Section 4. Vacancies.

(a) A vacancy in the Board of Directors exists whenever any authorized position of director is not then filled by a duly elected director, whether caused by death, resignation, removal, change in the authorized number of directors or otherwise.

(b) Except for a vacancy created by the removal of a director, vacancies on the Board of Directors may be filled by a majority of the directors then in office, whether or not less than a quorum, or by a sole remaining director. A vacancy created by the removal of a director shall be filled only by shareholders.

(c) The shareholders may elect a director at any time to fill any vacancy not filled by the directors. Any such election by written consent other than to fill a vacancy created by removal requires the consent of a majority of the outstanding shares entitled to vote.

Section 5. Removal.

(a) The Board of Directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony.

(b) Any or all of the directors may be removed without cause if such removal is approved by a majority of the outstanding shares entitled to vote; provided, however, that no director may be removed (unless the entire Board of Directors is removed) if the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of such shareholder’s most recent election were then being elected.

(c) Any reduction of the authorized number of directors does not remove any director prior to the expiration of such director’s term of office.

Section 6. Resignation.

Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

Section 7. Fees and Compensation.

Directors may be reimbursed for their expenses, if any, for attendance at each meeting of the Board of Directors and may be paid a fixed sum determined by resolution of the Board of Directors for attendance at each such meeting. No such payments shall preclude any director from serving the Corporation in any other capacity and receiving compensation in any manner therefor.

Section 8. Approval of Loans to Officers.

The Corporation may, upon the approval of the Board of Directors alone, make loans of money or property to, or guarantee the obligations of, any officer of the Corporation or its parent or subsidiary, whether or not a director, or adopt an employee benefit plan or plans authorizing such loans or guaranties provided that (i) the Board of Directors determines that such a loan or guaranty or plan may reasonably be expected to benefit the corporation, and (ii) the approval of the Board of Directors is by a sufficient vote without counting the vote of any interested director or directors.

ARTICLE V

Committees of the Board of Directors

Section 1. Designation of Committees.

The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate (1) one or more committees, each consisting of two or more directors and (2) one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternative members of a committee requires the vote of a majority of the authorized number of directors. Any member or alternate member of a committee shall serve at the pleasure of the Board.

Section 2. Powers of Committees.

Any committee, to the extent provided in the resolution of the Board of Directors designating such committee, shall have all the authority of the Board, except with respect to:

(a) The approval of any action for which the General Corporation Law of the State of California also requires approval by the shareholders;

(b) The filling of vacancies on the Board or in any committee thereof;

(c) The fixing of compensation of the directors for serving on the Board or on any committee thereof;

(d) The amendment or repeal of these bylaws or the adoption of new bylaws;

(e) The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;

(f) A distribution to the shareholders of the Corporation, except at a rate or in a periodic amount or within a price range determined by the Board of Directors; or

(g) The designation of other committees of the Board or the appointment of members or alternate members thereof.

ARTICLE VI

Meetings of the Board of Directors
and Committees Thereof

Section 1. Place of Meetings.

Regular meetings of the Board of Directors shall be held at any place within or without the State of California which has been designated from time to time by the Board or, in the absence of such designation, at the principal executive office of the Corporation. Special meetings of the Board shall be held either at any place within or without the State of California which has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, at the principal executive office of the Corporation.

Section 2. Organization Meeting.

Immediately following each annual meeting of the shareholders, the Board of Directors shall hold a regular meeting for the purpose of organization and the transaction of other business. Notice of any such meeting is not required.

Section 3. Other Regular Meetings.

Other regular meetings of the Board of Directors shall be held without call at such time as shall be designated from time to time by the Board. Notice of any such meeting is not required.

Section 4. Special Meetings.

Special meetings of the Board of Directors may be called at any time for any purpose or purposes by the Chairman of the Board or the President or any vice president or the Secretary or any two directors. Notice shall be given of any special meeting of the Board.

Section 5. Notice of Special Meetings.

(a) Notice of the time and place of special meetings of the Board of Directors shall be delivered personally or by telephone to each director or sent to each director by first-class mail or telegraph, charges prepaid. Such notice shall be given four days prior to the holding of the special meeting if sent by mail or 48 hours prior to the holding thereof if delivered personally or given by telephone or telegraph. The notice shall be deemed to have been given at the time when delivered personally to the recipient or deposited in the mail or sent by other means of written communication.

(b) Notice of any special meeting of the Board of Directors need not specify the purpose thereof and need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes.

Section 6. Quorum: Action at Meetings; Telephone Meetings

(a) A majority of the authorized number of directors shall constitute a quorum for the transaction of business. Every act or decision done or made by a majority of the directors present at a meeting held duly at which a quorum is present is the act of the Board of Directors, unless action by a greater proportion of the directors is required by law or the Articles of Incorporation.

(b) A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

(c) Members of the Board of Directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. A member who participates in a meeting pursuant to this subdivision (c) shall be deemed ‘present’ at such meeting for purposes of these Bylaws.

Section 7. Adjournment.

A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

Section 8. Action Without a Meeting .

Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

Section 9. Meetings of and Action by Committees .

Unless the Board of Directors or such committee shall otherwise provide, the regular and special meetings and other actions of such committee shall be governed by the provisions of this Article applicable to meetings and actions of the Board.

ARTICLE VII

Officers

Section 1. Officers.

The Corporation shall have as officers, a President, a Secretary and a Treasurer. The Treasurer is the Chief Financial Officer of the Corporation unless the Board of Directors has by resolution designated another person to be the Chief Financial Officer. The Corporation may also have at the discretion of the Board, a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. One person may hold two or more offices.

Section 2. Election of Officers.

The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen annually by, and shall serve at the pleasure of, the Board of Directors, and shall hold their respective offices until their resignation, removal, or other disqualification from service, or until their respective successors shall be elected.

Section 3. Subordinate Officers, Etc.

The Board of Directors may appoint by resolution, and may empower the Chairman of the Board, if there be such an officer, or the President, to appoint such other officers . as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are determined from time to time by resolution of the Board or, in the absence of any such determination, as are provided in these Bylaws. Any appointment of an officer shall be evidenced by a written instrument filed with the Secretary of the Corporation and maintained with the corporate records.

Section 4. Removal and Resignation.

(a) Any officer may be removed, either with or without cause, by the Board of Directors at any time or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board. Any such removal shall be without prejudice to the rights, if any, of the officer under any contract of employment of the officer.

(b) Any officer may resign at any time effective upon giving written notice to the Chairman of the Board, President, any Vice President or Secretary of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation.

Section 5. Vacancies.

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

Section 6. Chairman of the Board.

If there is a Chairman of the Board, he or she shall preside at all meetings of the Board of Directors and shareholders and exercise and perform such other powers and duties as may be from time to time assigned to the Chairman by resolution of the Board.

Section 7. President.

Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the chief executive officer and general manager of the Corporation and shall, subject to the control of the Board, have general supervision, direction and control of the business and affairs of the Corporation. In the absence of the Chairman of the Board, or if there be none, the President shall preside at all meetings of the shareholders and at all meetings of the Board. He or she shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed from time to time by resolution of the Board.

Section 8. Vice President.

In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors or, if not ranked, the Vice President designated by the Board, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board or as the President may from time to time delegate.

Section 9. Secretary.

(a) The Secretary shall keep or cause to be kept the minute book, the share register and the seal, if any, of the Corporation. The Secretary shall keep or cause to be kept a copy of the Bylaws of the Corporation in accordance with Section 213 of the California General Corporation Law.

(b) The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors required by these Bylaws or by law to be given, and shall have such other powers and perform such other duties as may be prescribed from time to time by the Board.

Section 10. Treasurer.

(a) The Treasurer of the Corporation shall keep, or cause to be kept, the books and records of account of the Corporation.

(b) The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated from time to time by resolution of the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and the Board, whenever they request it, an account of all of such officer’s transactions as Treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed from time to time by the Board or as the President may from time to time delegate.

ARTICLE VIII

Records and Reports

Section 1. Minute Book Maintenance and Inspection.

The Corporation shall keep or cause to be kept in written form at its principal executive office, or such other place as the Board of Directors may order, a minute book which shall contain a record of all actions by its shareholders, Board or committees of the Board including the time, date and place of each meeting; whether a meeting is regular or special and, if special, how called; the manner of giving notice of each meeting and a copy thereof; the names of those present at each meeting of the Board or committees thereof; the number of shares present or represented at each meeting of the shareholders; the proceedings of all meetings; any written waivers of notice, consents to the holding of a meeting or approvals of the minutes thereof; and, written consents for action without a meeting.

Section 2. Share Register—Maintenance and Inspection.

The Corporation shall keep or cause to be kept at its principal executive office, or if so provided by resolution of the Board of Directors, with the Corporation’s transfer agent or registrar, a share register, or a duplicate share register, which shall contain the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

Section 3. Books and Records of Account—Maintenance and Inspection.

The Corporation shall keep or cause to be kept at its principal executive office, or such other place as the Board of Directors may order, adequate and correct books and records of account.

Section 4. Bylaws—Maintenance and Inspection.

The Corporation shall keep at its principal executive office, or in the absence of such office in the State of California, at its principal business office in that state, the original or a copy of the Bylaws as amended to date.

Section 5. Annual Report to Shareholders.

The Board of Directors shall cause the Corporation to send an annual report to the shareholders not later than 120 days after the close of the fiscal year of the Corporation; provided, however, that the Corporation shall not be obligated to send such annual report so long as it has fewer than 100 holders of record of its shares. Any such report shall comply with the provisions of Section 1501 of the California Corporations Code and shall be sent in a manner specified in Section 4(d) of Article III of these Bylaws at least 15 days prior to the annual meeting of shareholders to be held during the next fiscal year.

ARTICLE IX

Indemnification of Directors, Officers and Employees

Section 1. Indemnification.

The Corporation shall, to the maximum extent permitted by the General Corporation Law of the State of California, and as the same from time to time may be amended, indemnify each of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding to which such person was or is a party or is threatened to be made a party arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Article IX, an “agent” of the Corporation includes any person (or legal representative of such person) who is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, or was a director, officer, employee or agent of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation; “proceeding” means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, and includes an action or proceeding by or in the right of the Corporation to procure a judgment in its favor; and “expenses” include all costs, charges, expenses, liabilities and losses (including attorneys’ fees and ERISA excise taxes or penalties) and any expenses of establishing a right to indemnification under this paragraph. The right of indemnification provided in this Article IX shall inure to each person referred to herein, and shall extend to such person’s legal representatives in the event of such person’s death.

Section 2. Non-Exclusivity of Rights.

The right of indemnification provided herein shall not be exclusive of any other rights to which any such person, or any other individual, may be entitled as a matter of law, or pursuant to any bylaw, agreement, vote of directors or shareholders or otherwise.

Section 3. Insurance.

The Corporation shall, if and to the extent the Board of Directors so determines by resolution, purchase and maintain insurance in an amount and on behalf of such agents of the Corporation as the Board may specify in such resolution against any liability asserted against or incurred by the agent in such capacity or arising out of the agent’s status as such whether or not the Corporation would have the capacity to indemnify the agent against such liability under the provisions of this Article IX.

Section 4. Contract Right; Right to Payment in Advance.

The right to indemnification conferred in this Article IX shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any proceeding in advance of its final disposition; provided that, to the extent California law so requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts to the Corporation if it shall be determined ultimately that such person is not entitled to be indemnified.

Section 5. Right to Bring Suit.

If a claim under this Article IX is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has failed to meet a standard of conduct, if any, required to make it permissible under California law for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including its Board of Directors, legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met such standard of conduct, nor an actual determination by the Corporation (including its Board of Directors, legal counsel or its shareholders) that the claimant has not met such standard of conduct, shall be a defense to the action or create a presumption that the claimant has failed to meet such standard of conduct.

Section 6. Expenses as a Witness.

To the extent that any director, officer, employee or agent of the Corporation is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any action, suit or proceeding, he or she may be indemnified against all costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

Section 7. Indemnity Agreements.

The Corporation may enter into agreements with any director, officer, employee or agent of the Corporation providing for indemnification to the fullest extent permissible under California law and the Corporation’s Articles of Incorporation.

ARTICLE X

Miscellaneous

Section 1. Checks, Drafts, Etc.

All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, and any assignment or endorsement thereof, issued in the name or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

Section 2. Contracts, Etc.—How Executed.

The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 3. Certificates of Stock.

All certificates shall be signed in the name of the Corporation by the Chairman of the Board or the President or a Vice President and by the Treasurer or an assistant treasurer or the Secretary or an Assistant Secretary, certifying the number of shares and the class or series thereof owned by the shareholder. Any or all of the signatures on a certificate may be by facsimile signature. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

Section 4. Lost Certificates.

Except as provided in this section, no new certificate for shares shall be issued at any time. The Board of Directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of a new certificate in lieu thereof, upon such terms and conditions as the Board may require, including provision for indemnification of the Corporation secured by a bond or other adequate security sufficient to protect the Corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

Section 5. Stock Purchase Plans.

The Corporation may adopt and carry out a stock purchase plan or agreement or stock option plan or agreement providing for the issue and sale for such consideration as may be fixed of its unissued shares, or of issued shares acquired or to be acquired, to one or more of the employees or directors of the Corporation or of a subsidiary or to a trustee on their behalf and for the payment for such shares in installments or at one time, and may provide for aiding any such persons in paying for such shares by compensation for services rendered, promissory notes or otherwise.

Any such stock purchase plan or agreement or stock option plan or agreement may include, among other features, the fixing of eligibility for participation therein, the class and price of shares to be issued or sold under the plan or agreement, the number of shares which may be subscribed for, the method of payment therefor, the reservation of title until full payment therefor, the effect of the termination of employment, an option or obligation on the part of the Corporation to repurchase the shares upon termination of employment, restrictions upon transfer of the shares, the time limits of and termination of the plan, and any other matters, not in violation of applicable law, as may be included in the plan as approved or authorized by the Board of Directors or any duly authorized committee of the Board.

Section 6. Representation of Shares of Other Corporations.

Any person designated by resolution of the Board of Directors or, in the absence of such designation, the Chairman of the Board, the President or any Vice President or the Secretary, or any other person authorized by any of the foregoing, is authorized to vote on behalf of the Corporation any and all shares of any other corporation or corporations, foreign or domestic, owned by the Corporation.

Section 7. Construction and Definitions.

Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the Corporations Code of the State of California shall govern the construction of these Bylaws.

ARTICLE XI

Amendments

Section 1. Amendment by Shareholders.

New Bylaws may be adopted or these Bylaws may be amended or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote, except as otherwise provided by law or in the Articles of Incorporation.

Section 2. Amendment by Directors.

Subject to the rights of the shareholders as provided in Section 1 of this Article XI to adopt, amend or repeal Bylaws, and subject to the provisions of the Articles of Incorporation, Bylaws may be adopted, amended or repealed by the Board of Directors; provided, however, that the Board of Directors may not adopt a Bylaw amendment changing the authorized number of Directors without the consent of the shareholders.

SECRETARY’S CERTIFICATE

I, the undersigned, do hereby certify:

1. That I am the duly elected Secretary of Molina Healthcare, Inc., a California corporation.

2. That the foregoing Amended and Restated Bylaws constitute the Bylaws of said corporation effective August 6, 2002.

3. Article IV, Section l (b) of the Bylaws was amended to reflect the Board’s resolution to increase the number of Board members to nine (9).

IN WITNESS WHEREOF, I have hereunto subscribed my name this 4th day of September, 2002.

/s/
Mark L. Andrews
Corporate Secretary